Exhibit 99.2

Explanatory Note

Set forth below in this Exhibit 99.2 are the historical unaudited consolidated balance sheet of Pointer Telocation Ltd. as of September 30, 2019 and consolidated statements of comprehensive income, changes in equity and cash flows for each of the three and nine months ended September 30, 2019 and 2018. Unless the context otherwise requires, references to the terms the “Company,” “we,” “our,” or “us” used throughout this Exhibit 99.1 refer to Pointer Telocation Ltd. and its subsidiaries.

Exhibit 99.2

pointer fINANCIAL STATEMENTS

sEPTEMBER 30, 2019

POINTER TELOCATION LTD. AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2019

IN U.S. DOLLARS

UNAUDITED

INDEX

Page

Interim Condensed Consolidated Balance Sheets	2 – 3

Interim Condensed Consolidated Statements of Income and Comprehensive income	4 – 5

Interim Statements of Changes in Shareholders’ Equity	6 – 7

Interim Condensed Consolidated Statements of Cash Flows	8 – 9

Notes to Interim Condensed Consolidated Financial Statements	10 - 21

- - - - - - - - - - - -

1

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	September 30, 2019	December 31, 2018
	Unaudited

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,218	$8,528
Trade receivables (net of allowance for doubtful accounts of $1,692 and $1,464 as of September 30, 2019 and December 31, 2018, respectively)	19,701	13,902
Other accounts receivable and prepaid expenses	3,399	3,362
Inventories	8,158	6,432

Total current assets	38,476	32,224

LONG-TERM ASSETS:
Long term loans to related party	-	948
Long-term unbilled and other accounts receivable	949	1,258
Severance pay fund	3,562	3,038
Property and equipment, net	6,109	5,915
Other intangible assets, net	895	1,229
Goodwill	39,187	37,538
Deferred tax asset	7,845	7,934
Operating lease right-of-use asset	2,933	-

Total long-term assets	61,480	57,860

Total assets	$99,956	$90,084

The accompanying notes are an integral part of the interim consolidated financial statements.

2

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	September 30, 2019	December 31, 2018
	Unaudited

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank credit and current maturities of long-term loans	$1,335	$2,354
Trade payables	10,382	5,743
Deferred revenues	1,081	785
Other accounts payable and accrued expenses	8,257	8,490

Total current liabilities	21,055	17,372

LONG-TERM LIABILITIES:
Long-term loans from banks	753	2,685
Deferred revenues and other long-term liabilities	331	360
Accrued severance pay	4,103	3,531
Operating lease liabilities	2,946	-

Total long term liabilities	8,133	6,576

EQUITY:
Pointer Telocation Ltd.’s shareholders’ equity:
Share capital
Ordinary shares of NIS 3 par value -
Authorized: 16,000,000 shares at September 30, 2019 and December 31, 2018; Issued and outstanding: 8,188,616 and 8,134,303 shares at September 30, 2019 and December 31, 2018, respectively	6,063	6,050
Additional paid-in capital	132,047	130,309
Accumulated other comprehensive loss	(5,844)	(8,151)
Accumulated deficit	(61,582)	(62,278)

Total Pointer Telocation Ltd.’s shareholders’ equity	70,684	65,930

Non-controlling interest	84	206

Total equity	70,768	66,136

Total liabilities and equity	$99,956	$90,084

The accompanying notes are an integral part of the interim consolidated financial statements.

3

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

U.S. dollars in thousands

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2019	2018	2019	2018	2018
	Unaudited		Unaudited

Revenues:
Products	$24,228	$19,555	$9,418	$5,918	$25,243
Services	37,709	39,798	12,818	12,812	52,543

Total revenues	61,937	59,353	22,236	18,730	77,786

Cost of revenues:
Products	16,605	11,740	6,713	3,551	15,104
Services	16,437	16,309	5,711	5,160	21,674

Total cost of revenues	33,042	28,049	12,424	8,711	36,778

Gross profit	28,895	31,304	9,812	10,019	41,008

Operating expenses:
Research and development	3,999	3,446	1,358	1,087	4,707
Selling and marketing	11,303	10,983	3,790	3,438	14,560
General and administrative	7,792	8,400	2,754	2,852	11,169
Amortization of intangible assets	272	367	99	119	456
One time acquisition related costs	(*) 3,102	262	(*) 2,391	-	300

Total operating expenses	26,468	23,458	10,392	7,496	31,192

Operating income (loss)	2,427	7,846	(580)	2,523	9,816
Financial expenses, net	624	856	260	190	1,133
Other expenses (income), net	(8)	13	(2)	(2)	3

Income (loss) before taxes on income	1,811	6,977	(838)	2,335	8,680
Taxes on income	1,186	1,481	214	531	1,753

Net income (loss)	625	5,496	(1,052)	1,804	6,927

Other comprehensive income (loss):
Currency translation adjustments of foreign operations	2,307	(4,802)	(90)	(200)	(5,811)
Total comprehensive income (loss)	$2,932	$694	$(1,142)	$1,604	$1,116

(*) Out of which, for the nine and three month period ended September 30, 2019, $1,039, relates to stock based compensation expenses as a result of historical grants of RSUs which were accelerated as part of the Transactions (Please refer to note 9). This expense relates to general and administrative.

The accompanying notes are an integral part of the interim consolidated financial statements.

4

CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

U.S. dollars in thousands (except share and per share data)

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2019	2018	2019	2018	2018
	Unaudited

Profit (loss) attributable to:
Pointer Telocation Ltd.’s shareholders	$696	$5,503	$(1,035)	$1,807	$6,963
Non-controlling interests	(71)	(7)	(17)	(3)	(36)

	625	5,496	(1,052)	1,804	6,927

Earnings per share attributable to Pointer Telocation Ltd.’s shareholders:
Basic net earnings per share	$0.09	$0.68	$(0.13)	$0.22	$0.85

Diluted net earnings per share	0.08	0.67	(0.13)	0.22	0.84

Weighted average - Basic number of shares	8,171,443	8,088,700	8,188,616	8,131,988	8,099,952

Weighted average – fully diluted number of shares	8,374,064	8,273,532	8,404,799	8,274,676	8,279,562

The accompanying notes are an integral part of the interim consolidated financial statements.

5

INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except share data)

		Pointer Telocation Ltd.’s Shareholders
	Number of shares	Share capital	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Non- controlling interest	Total equity

Balance as of January 1, 2018	8,059,094	$5,995	$129,076	$(2,340)	$(69,597)	$282	$63,416

Exercise of share options	75,209	55	35	-	-	-	90
Stock-based compensation expenses	-	-	1,198	-	-	-	1,198
Effect of adoption of ASC Topic 606	-	-	-	-	356	-	356
Other comprehensive income (loss)	-	-	-	(5,811)	-	(40)	(5,851)
Net loss attributable to Non-controlling interest	-	-	-	-	-	(36)	(36)
Net income attributable to Pointer Telocation Ltd.’s shareholders	-	-	-	-	6,963	-	6,963

Balance as of December 31, 2018	8,134,303	6,050	130,309	(8,151)	(62,278)	206	66,136

Exercise of share options	54,313	13	30	-	-	-	43
Stock-based compensation expenses	-	-	1,708	-	-	-	1,708
Other comprehensive income (loss)	-	-	-	2,307	-	(51)	2,256
Net loss attributable to Non-controlling interest	-	-	-	-	-	(71)	(71)
Net income attributable to Pointer Telocation Ltd.’s shareholders	-	-	-	-	696	-	696

Balance as of September 30, 2019 (unaudited)	8,188,616	$6,063	$132,047	$(5,844)	$(61,582)	$84	$70,768

The accompanying notes are an integral part of the interim consolidated financial statements.

6

INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except share data)

		Pointer Telocation Ltd.’s Shareholders
	Number of	Share	Additional paid-in	Accumulated other comprehensive	Accumulated	Non- controlling	Total
	shares	capital	capital	income (loss)	deficit	interest	equity

Balance as of January 1, 2018	8,059,094	$5,995	$129,076	$(2,340)	$(69,597)	$282	$63,416

Exercise of share options	72,894	54	26	-	-	-	80
Stock-based compensation expenses	-	-	793	-	-	-	793
Other comprehensive income (loss)	-	-	-	(4,764)	356	(38)	(4,446)
Net income attributable to Non-controlling interest	-	-	-	-	-	(7)	(7)
Net income attributable to Pointer Telocation Ltd.’s shareholders	-	-	-	-	5,503	-	5,503

Balance as of September 30, 2018 (unaudited)	8,131,988	$6,049	$129,895	$(7,104)	$(63,738)	$237	$65,339

The accompanying notes are an integral part of the interim consolidated financial statements.

7

 INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2019	2018	2019	2018	2018
	Unaudited		Unaudited

Cash flows from operating activities:

Net income (loss)	$625	$5,496	$(1,052)	$1,804	$6,927
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,418	1,939	672	593	2,571
Accrued interest and exchange rate changes of debenture and long-term loans	(14)	7	85	(18)	(20)
Accrued severance pay, net	19	15	161	(30)	71
Gain from sale of property and equipment, net	(55)	(73)	(19)	(24)	(101)
Stock-based compensation expenses	1,708	792	1,236	406	1,198
Decrease (increase) in trade and unbilled receivables, net	(5,317)	69	(2,007)	857	(1,121)
Decrease (increase) in other accounts receivable and prepaid expenses	10	(1,039)	2,224	330	(855)
Decrease (increase) in inventories	(1,805)	1,017	(447)	266	(56)
Decrease in deferred tax asset	596	616	211	276	779
Decrease (increase) in long-term unbilled and other accounts receivable	1,436	(99)	1,055	103	220
Decrease in operating lease right-of-use asset	1,287	-	431	-	-
Decrease in operating lease liabilities	(1,274)	-	(478)	-	-
Increase (decrease) in trade payables	4,663	(479)	2,167	(726)	48
Increase (decrease) in other accounts payable and accrued expenses	(298)	(1,095)	(1,412)	(713)	(1,064)

Net cash provided by operating activities	3,999	7,166	2,827	3,124	8,597

Cash flows from investing activities:
Purchase of property and equipment	(2,276)	(2,061)	(769)	(428)	(2,721)
Proceeds from sale of property and equipment	55	72	19	23	101

Net cash used in investing activities	$(2,221)	$(1,989)	$(750)	$(405)	$(2,620)

The accompanying notes are an integral part of the interim consolidated financial statements.

8

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2019	2018	2019	2018	2018
	Unaudited		Unaudited

Cash flows from financing activities:
Repayment of long-term loans from banks	$(3,539)	$(3,810)	$(1,954)	$(1,165)	$(5,078)
Proceeds of long-term loans from related party and others	1,026	-	1,026	-	-
Proceeds from issuance of shares in respect of stock-based compensation	43	80	23	-	89
Short-term bank credit, net	600	(41)	54	(120)	32

Net cash used in financing activities	(1,870)	(3,771)	(851)	(1,285)	(4,957)

Effect of exchange rate on cash and cash equivalents	(1,218)	(466)	(706)	(287)	133

Increase (decrease) in cash and cash equivalents	(1,310)	940	520	1,147	1,153
Cash and cash equivalents at the beginning of the period	8,528	7,375	6,698	7,168	7,375

Cash and cash equivalents at the end of the period	$7,218	$8,315	$7,218	$8,315	$8,528

(a) Non-cash activity:
Purchase of property and equipment	$16	$24	$16	$24	$61
Creation of Operating lease asset	$4,220	-	$123	-	-

(b) Supplemental disclosure of cash flow activity:
Cash paid during the year for:
Interest	$438	$403	$123	$96	$469
Income taxes	$460	$550	$154	$117	$729

The accompanying notes are an integral part of the interim consolidated financial statements.

9

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:- GENERAL

a.	Pointer Telocation Ltd. (the “Company”) was incorporated in Israel and commenced operations in July 1991. The Company conducts its operations through two main segments. Through its Cellocator segment, the Company designs, develops and produces leading mobile resource management products, including asset management, fleet management, and security products, for sale to third party operators providing mobile resource management services and to our Mobile Resource Management (“MRM”) segment. Through its MRM segment, the Company acts as an operator by bundling its products together with a range of services, including fleet management services, asset management services and stolen vehicle retrieval services.

b.	The Company provides services, for the most part, in Israel, Argentina, Mexico, South Africa and Brazil, through its local subsidiaries and affiliates. The Company sells its products worldwide through direct sell, its local subsidiaries and affiliates to independent operators provide similar services in Latin America, Europe, India and other countries utilizing the Company’s technology and operational know-how. The Company’s shares are traded on the Nasdaq Capital Market.

c.

On March 13, 2019, I.D Systems Inc., or I.D. Systems, and the Company entered into a definitive agreement (the “Merger Agreement”) by and among I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), PowerFleet, Inc., a Delaware corporation and a wholly-owned subsidiary of I.D. Systems prior to the Transactions (“PowerFleet”), the Company, Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of PowerFleet (“Pointer Holdco”), and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco prior to the Transactions (“Pointer Merger Sub”), whereby I.D. Systems will acquire all of the outstanding shares of the Company in a cash and stock transaction valued at approximately $140,000.

Total consideration of $140,000 comprised of approximately $72,000 in cash and approximately 11,000,000 in shares of PowerFleet, Inc., a newly-created holding company that will control both the Company and I.D. Systems.

On October 3, 2019, pursuant to the transactions (the “Transactions”) contemplated by (i) the Agreement and Plan of Merger, dated as of March 13, 2019 (the Merger Agreement, and (ii) the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 thereto dated as of May 16, 2019, Amendment No. 2 thereto dated as of June 27, 2019 and Amendment No. 3 thereto dated as of October 3, 2019 (the “Investment Agreement,” and together with the Merger Agreement, the “Agreements”), by and among I.D. Systems, PowerFleet, PowerFleet US Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of PowerFleet prior to the Transactions (“I.D. Systems Merger Sub”), and ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and ABRY Investment Partnership, L.P. (the “Investors”), I.D. Systems reorganized into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a direct, wholly-owned subsidiary of PowerFleet, and Pointer Merger Sub merged with and into the Company, with the Company surviving as a direct, wholly owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of PowerFleet. Prior to the Transactions, PowerFleet had no material assets, did not operate any business and did not conduct any activities, other than those incidentals to its formation and matters contemplated by the Agreements. I.D. Systems was determined to be the accounting acquirer in the Transactions.

For more details, see note 9

10

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Unaudited interim financial statements:

The accompanying consolidated balance sheet as of September 30, 2019, consolidated statements of income and comprehensive income (loss) for the three and nine months ended September 30, 2019 and 2018 and the consolidated statements of cash flows for the three and nine months ended September 30, 2019 and 2018 are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. In the preparation of the consolidated financial statements, the Company applied the significant accounting policies, on a consistent basis to the audited consolidated annual financial statements of the Company as of December 31, 2018 except as detailed in note 2e (Recently adopted accounting pronouncements).

In the opinion of management, the unaudited interim condensed consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company’s consolidated financial position as of September 30, 2019, and the Company’s consolidated cash flows and financial performance for the three and Nine months ended September 30, 2019 and 2018.

The balance sheet as of December 31, 2018 has been derived from the audited consolidated financial statements as of such date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for a complete set of financial statements.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2018 included in the Company’s Annual Report on Form 20-F/A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 1, 2019.

Results for the three and nine months ended September 30, 2019 are not necessarily indicative of results that may be expected for the year ending December 31, 2019.

b.	Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.	Principles of consolidation:

Our consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries.

Intercompany transactions and balances including profits from intercompany sales not yet realized outside the Company, have been eliminated upon consolidation.

d.	Recently issued accounting pronouncements not yet adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 (ASU 2016-13) “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2019. The Company is currently evaluating the potential effect on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 (ASU 2017-04) “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” ASU 2017-04 eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. ASU 2017-04 is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2019, with early adoption permitted. The Company does not expect that this new guidance will have a material impact on the Company’s Consolidated Financial Statements.

e.	Recently adopted accounting pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases”, on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification.

The Company has elected the short-term lease exception for leases with a term of 12 months or less. As part of this election it will not recognize right-of-use assets and lease liabilities on the balance sheet for leases with terms less than 12 months. The Company also elected the practical expedient to not separate lease and non-lease components for all our leases. This will result in the initial and subsequent measurement of the balances of the right-of-use asset and lease liability being greater than if the policy election was not applied.

12

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Some leases include one or more options to renew. The exercise of lease renewal options is typically at the Company’s sole discretion; therefore, some of renewals to extend the lease terms are not included in our right of use assets and lease liabilities as they are not reasonably certain of exercise. The Company regularly evaluates the renewal options, and, when it is reasonably certain of exercise, it will include the renewal period in its lease term. Lease modifications result in remeasurement of the lease liability.

The right-of-use asset and lease liability are initially measured at the present value of the lease payments, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate based on the information available at the date of adoption in determining the present value of the lease payments.

Some of the real estate leases contain variable lease payments, including payments based on an index or rate. Variable lease payments based on an index or rate are initially measured using the index or rate in effect at lease adoption. Additional payments based on the change in an index or rate are recorded as a period expense when incurred.

The Company has various operating leases for office space and vehicles that expire through 2028. Below is a summary of the Company operating right-of-use assets and operating lease liabilities as of September 30, 2019:

September 30, 2019
(unaudited)
Operating right-of-use assets	$2,933

Operating lease liabilities, current	$1,410
Operating lease liabilities long-term	1,536
Total operating lease liabilities	$2,946

The short term lease liabilities are included within accrued expenses and other short term liabilities in the consolidated balance sheet.

Minimum lease payments for our right of use assets over the remaining lease periods as of September 30, 2019, are as follows:

September 30, 2019
(unaudited)
2019	$739
2020	1,158
2021	441
2022	271
2023	177
Thereafter	375

13

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Total undiscounted lease payments	$3,161

Less: Interest	215

Present value of lease liabilities	$2,946

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of September 30, 2019:

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	2.37

Weighted average discount rate	5.03%

Total rent expenses for the nine months ended September 30, 2019 and 2018 were $1,857 and $1,835, respectively.

NOTE 3:- INVENTORIES

	September 30, 2019	December 31, 2018
	Unaudited

Raw materials	$4,890	$3,853
Work in process	111	-
Finished goods	3,157	2,579

	8,158	6,432

NOTE 4:- COMMITMENTS AND CONTINGENT LIABILITIES

a.	Charges:

As collateral for its liabilities, the Company has recorded floating charges on all of its assets, including the intellectual property and equipment, in favor of banks.

b.	Collateral:

The Company provided bank guarantees in the amount of $447 in favor of its lessor customs and customers.

c.	Royalties:

The Company has undertaken to pay royalties to the BIRD Foundation (“BIRD”), at the rate of 5% on sales proceeds of products developed with the participation of BIRD up to the amount received, linked to the U.S. dollar. The contingent obligation as of September 30, 2019 is $2,444. No royalties were accrued or paid during 2019 and 2018.

14

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:- COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

d.	Litigation:

1.	As of September 30, 2019, several claims were filed against the Company, mainly by customers. The claims are in an amount aggregating to approximately $424. The substance of the claims generally relate to the malfunction of the Company’s products, which occurred during the ordinary course of business. The Company is defending such litigation in court and has recorded a provision of $4.

2.	In August 2014, Pointer Brazil was notified that it had not paid an aggregate of $265 in VAT tax (Brazilian ICMS tax) plus $930 of interest, in addition to a penalty fee in the aggregate of $1,003, collectively as of September 30, 2019. The Company is defending such litigation in court and made a provision of $78. The potential timeframe for such litigation may extend to 14 years.

3.	In July 2015, the Company received a tax deficiency notice against Pointer Brazil, pursuant to which Pointer or Pointer Brazil would be required to pay an aggregate amount of approximately US $13,900. The claim alleged that the services provided by Pointer Brazil ought to be classified as “Telecommunication Services”, and must therefore be subject to the State Value Added Tax. On August 14, 2018, the lower Chamber of the State Tax Administrative Court (TIT) rendered a decision that was favorable to Pointer Brazil in relation to the ICMS demands, but adverse in regards to the clerical obligation of keeping in good order a set of ICMS books and their respective tax receipts. Following this decision, the outstanding balance amounts to $234. Both the State and the company filed an appeal against part of the decision that was unfavorable to them and, currently, the Company is waiting for the judgment of both appeals by the higher Chamber of TIT. The Company’s legal counsel is of the opinion that it is highly probable that the Company will prevail, and that no material costs will arise in respect to these claims. For this reason, the Company has not made any provision.

e.	Commitments:

The Company and DBSI Investment Ltd. (“DBSI”), an equity owner in the Company (see Note 7), have a management services agreement pursuant to which DBSI shall provide management services in consideration of annual management fees of $180. On October 3, 2019, subsequent to the balance sheet date, the management agreement was terminated.

f.	Covenants:

In respect of the bank loans provided to the Company for the purpose of funding the acquisition of Pointer Brazil and Cielo Brazil and in connection with the utilization of its credit facilities, the Company is required to meet certain financial covenants as follows:

1.	The ratio of the shareholders’ equity to the total consolidated assets will not be less than 20% and the shareholders equity will not be less than $20,000, starting December 31, 2007.

15

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:- COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

2.	The ratio of the Company and its subsidiaries’ debt (debt to banks, convertible debentures and loans from others that are not subordinated to the bank less cash) to the annual EBITDA will not exceed 3.5 in 2016, 3 in 2017 and 2.5 in 2018 and thereafter.

3.	The ratio of the Company’s debt (debt to banks, convertible debentures and loans from others that are not subordinated to the bank less cash) to the annual EBITDA will not exceed 3.5 in 2016, 3 in 2017 and 2.5 in 2018 and thereafter.

As of September 30, 2019, the Company is in compliance, with the financial covenants of its bank loans.

On October 3, 2019, the Company repaid the entire outstanding loans as required in the “Credit Agreement” mentioned in note 9 (Subsequent events).

NOTE 5:- NET EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net earnings per share from continuing operations:

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2019	2018	2019	2018	2018
	Unaudited
Numerator:
Numerator for basic net earnings per share - Net income attributable to Pointer Telocation Ltd.’s shareholders	$696	$5,503	$(1,035)	$1,807	$6,963

Numerator for diluted net earnings per share - Net income attributable to Pointer Telocation Ltd.’s shareholders	696	5,503	(1,035)	1,807	6,963

Denominator:
Denominator for basic net earnings per share - weighted-average number of shares outstanding (in thousands)	8,171	8,089	8,189	8,132	8,100

Denominator for diluted net earnings per share - adjusted weighted average shares and assumed exercises (in thousands)	8,374	8, 274	8,405	8,275	8,280

Basic net earnings per share from continuing operations	$0.09	$0.68	$(0.13)	$0.22	$0.85

Diluted net earnings per share from continuing operations	0.08	0.67	(0.12)	0.22	0.84

NOTE 6:- INCOME TAXES

The effective tax rate for the nine months period ended September 30, 2019 was 65.5%, compared to 21.2% for the nine months period ended September 30, 2018. The change in the effective tax rate for the nine months period ended September 30, 2019, is primarily attributable to the acquisition costs, which are not recognized for tax purposes.

16

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 7:- BALANCES AND TRANSACTIONS WITH RELATED PARTIES

a.	Balances with related parties:

	September 30, 2019	December 31, 2018
	Unaudited
Trade receivables:
Taldor	$17	$23

Trade payables:
Shagrir	$(193)	$(93)
Taldor	$(14)	$(3)

Other accounts payable and accrued expenses:
DBSI (see note 4e)	$(54)	$(53)

As of October 3, 2019, the above are no longer considered as related parties.

b.	Transactions with related parties:

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2019	2018	2019	2018	2018
	Unaudited

Management fees to DBSI (see Note 4e)	$135	$135	$45	$45	$180
Sales to related parties	122	187	48	89	79
Purchases from related parties	627	823	162	229	688

c.	Long term loan related parties:

The Company has granted a long term loan to its related party Shagrir Systems Vehicle Services Ltd. The loan bears no interest and shall not be paid before December 31, 2020. As of September 30, 2019 the loan was fully repaid before its maturity date.

NOTE 8:- SEGMENT INFORMATION

a.	The Company conducts its operations through two reporting segments. The following segment identification is identical to the segment identification used in the Company’s latest annual audited consolidated financial report.

b.	The following presents segment results of operations for the Nine months ended September 30, 2019 (unaudited):

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	$23,515	$44,520	$(6,098)	$61,937

Segments operating profit	208	5,779	(3,560)	2,427

Segments tangible and intangible assets	9,015	35,974	1,202	46,191
Depreciation and amortization	148	2,270	-	2,418

Expenditures for assets	123	2,153	-	2,276

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS U.S. dollars in thousands (except share and per share data)

NOTE 8:- SEGMENT INFORMATION (Cont.)

c.	The following presents segment results of operations for the nine months ended September 30, 2018 (unaudited):

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	$18,781	$47,329	$(6,757)	$59,353

Segments operating profit	1,976	6,290	(420)	7,846

Segments tangible and intangible assets	8,762	35,082	1,456	45,300

Depreciation and amortization	129	1,810	-	1,939

Expenditures for assets	121	1,940	-	2,061

d.	The following presents segment results of operations for the three months ended September 30, 2019 (unaudited):

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	$8,940	$14,875	$(1,579)	$22,236

Segments operating profit	(2,346)	3,745	(1,979)	(580)

Segments tangible and intangible assets	9,015	35,974	1,202	46,191

Depreciation and amortization	50	622	-	672

Expenditures for assets	34	734	-	768

18

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:- SEGMENT INFORMATION (Cont.)

e.	The following presents segment results of operations for the three months ended September 30, 2018 (unaudited):

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	$6,051	$15,026	$(2,347)	$18,730

Segments operating profit	775	1,886	(138)	2,523

Segments tangible and intangible assets	8,762	35,082	1,456	45,300

Depreciation and amortization	43	550	-	593

Expenditures for assets	39	389	-	428

f.	The following presents segment results of operations for the year ended December 31, 2018:

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	$23,764	$62,402	$(8,380)	$77,786

Segments operating profit	1,110	8,477	229	9,816

Segments tangible and intangible assets	8,611	34,620	1,451	44,682

Depreciation, amortization and impairment expenses	174	2,397	-	2,571

Expenditures for assets	158	2,563	-	2,721

NOTE 9:- SUBSEQUENT EVENTS

On October 3, 2019, pursuant to the terms of the Merger Agreement, Pointer Merger Sub merged with and into Pointer (the “Pointer Merger”), with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of PowerFleet. Also on October 3, 2019 (the “Closing Date”), in connection with the completion of the Transactions and pursuant to the terms of the Investment Agreement, I.D. Systems reorganized into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems (the “I.D. Systems Merger”), with I.D. Systems surviving as a direct, wholly-owned subsidiary of PowerFleet. As a result of the Transactions, I.D. Systems and Pointer Holdco each became direct, wholly-owned subsidiaries of PowerFleet and Pointer became an indirect, wholly-owned subsidiary of PowerFleet. In addition, as a result of the Transactions, PowerFleet became a publicly traded corporation and former I.D. Systems stockholders and former Pointer

19

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:- SUBSEQUENT EVENTS (Cont.)

shareholders received common stock of PowerFleet. I.D. Systems common stock ceased trading on the Nasdaq Global Market and Pointer ordinary shares ceased trading on the Nasdaq Capital Market and the Tel Aviv Stock Exchange (“TASE”), following the close of trading on October 2, 2019 and at the effectiveness of the Pointer Merger on October 3, 2019, respectively, and PowerFleet common stock commenced trading on the Nasdaq Global Market on October 3, 2019 and on the TASE on October 6, 2019, in each case under the symbol “PWFL”.

At the effective time of the I.D. Systems Merger (the “I.D. Systems Merger Effective Time”), each share of I.D. Systems common stock outstanding immediately prior to such time (other than any I.D. Systems common stock owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time) was converted automatically into the right to receive one share of PowerFleet common stock. At the effective time of the Pointer Merger (the “Pointer Merger Effective Time”), each Pointer ordinary share outstanding immediately prior to such time (other than Pointer ordinary shares owned, directly or indirectly, by I.D. Systems, PowerFleet or any of their subsidiaries or Pointer or any of its wholly-owned subsidiaries immediately prior to the Pointer Merger Effective Time) was cancelled in exchange for $8.50 in cash, without interest (the “Cash Consideration”), and 1.272 shares of PowerFleet common stock (the “Stock Consideration,” and together with the Cash Consideration, the “Pointer Merger Consideration”).

At the Pointer Merger Effective Time, each award of options to purchase Pointer ordinary shares that was outstanding and unvested immediately prior to such time was cancelled and substituted with options to purchase shares of PowerFleet common stock under the 2018 Plan on the same material terms and conditions as were applicable to the corresponding option immediately prior to the Pointer Merger Effective Time, except that (i) the number of shares of PowerFleet common stock underlying such substituted option is equal to the product of (A) the number of Pointer ordinary shares underlying such option immediately prior to the Pointer Merger Effective Time multiplied by (B) 2.544, with any fractional shares rounded down to the nearest whole number of shares of PowerFleet common stock, and (ii) the per-share exercise price is equal to the quotient obtained by dividing (A) the exercise price per Pointer ordinary share subject to such option immediately prior to the Pointer Merger Effective Time by (B) 2.544 (rounded up to the nearest whole cent).

At the Pointer Merger Effective Time, each award of options to purchase Pointer ordinary shares that was outstanding and vested immediately prior to such time was cancelled in exchange for the right to receive the product of (i) the excess, if any, of (A) the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer ordinary shares), over (B) the exercise price per Pointer ordinary share subject to such option, multiplied by (ii) the total number of Pointer ordinary shares underlying such option. If the exercise price of a vested option was equal to or greater than the consideration payable in respect of a vested option, such option was cancelled without payment.

At the Pointer Merger Effective Time, each award of restricted stock units of Pointer (a “Pointer RSU”) that was outstanding and vested immediately prior to such time was cancelled in exchange for the right to receive the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer ordinary shares). Each Pointer RSU that was outstanding and unvested immediately prior to such time was cancelled and substituted with restricted stock units under the 2018 Plan representing the right to receive, on the same material terms and conditions as were applicable under such Pointer RSU immediately prior to the Pointer Merger Effective Time, that number of

20

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:- SUBSEQUENT EVENTS (Cont.)

shares of PowerFleet common stock equal to the product of (i) the number of Pointer ordinary shares underlying such Pointer RSU immediately prior to the Pointer Merger Effective Time multiplied by (ii) 2.544, with any fractional shares rounded down to the nearest lower whole number of shares of PowerFleet common stock.

The Cash Consideration was financed using (i) net proceeds of the issuance and sale by PowerFleet of 50,000 shares of PowerFleet’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to the Investors for an aggregate purchase price of $50,000 pursuant to the terms of the Investment Agreement, and (ii) term loan borrowings by Pointer Holdco on the Closing Date of $30,000 under a credit agreement, dated August 19, 2019 (the “Credit Agreement”), with Bank Hapoalim B.M., pursuant to which Bank Hapoalim B.M. agreed to provide Pointer Holdco with two senior secured term loan facilities in an aggregate principal amount of $30,000 (comprised of two facilities in the aggregate principal amount of $20,000 and $10,000) (the “Term Facilities”) and a five-year revolving credit facility (the “Revolving Facility”) to Pointer in an aggregate principal amount of $10,000 (collectively, the “Credit Facilities”).

The Credit Facilities will mature on the date that is five years from the Closing Date. The indicative interest rate provided for the Term Facilities in the Credit Agreement is approximately 4.73% for the Term A Facility and 5.88% for the Term B Facility. The interest rate for the Revolving Facility is, with respect to NIS-denominated loans, Hapoalim’s prime rate + 2.5%, and with respect to US dollar-denominated loans, LIBOR + 4.6%. The Credit Facilities include customary representations, warranties, affirmative covenants, negative covenants (including the following financial covenants, tested quarterly: Pointer’s net debt to EBITDA; Pointer’s net debt to working capital; minimum equity of Pointer Holdco; Pointer Holdco equity to total assets; Pointer Holdco net debt to EBITDA; and Pointer EBITA to current payments and events of default.

The Term A Facility is expected to require amortization of the original principal amount, payable in annual installments of $2,000, $5,000, or $5,500, depending on the year, until the final maturity date. The Term B Facility is not expected to be subject to amortization over the life of the loan and instead the original principal amount is expected to be due in one installment on the fifth anniversary of the date of the consummation of the Transactions.

The Transactions will be accounted for as a business combination and I.D. Systems has been determined to be the accounting acquirer in the Transactions.

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